Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation and use of our audit report dated October 19, 2017 in Freedom Leaf, Inc.’s Form S-8 relating to the accompanying balance sheets as of June 30, 2017 and 2016 and the related statements of operations, stockholders' deficit, and cash flows for the years ended June 30, 2017, and 2016.

We also consent to the reference to our Firm under the title "Interests of Named Experts and Counsel" in the Registration Statement and this Prospectus.

/s/ Green & Company, CPAs

Green & Company, CPAs

Tampa, FL

July 23, 2018